                                                                   Exhibit 10.33


                           MEMORANDUM OF UNDERSTANDING

     This Memorandum of Understanding ("MOU") is entered into as of the 17th day
                                        ---
of December, 2001 by and between SanDisk Corporation ("SanDisk") and Toshiba Corporation ("Toshiba") and expresses the intent of both parties with respect to Flash Vision LLC ("FVC"), Dominion Semiconductor LLC("DSC"), and Toshiba Yokkaichi Works ("Yokkaichi").

     Whereas, Toshiba desires to restructure its DRAM business; and Whereas, Toshiba and SanDisk wish to discontinue FVC operations in Manassas, Virginia and move the FVC business to its Yokkaichi facilities; and

     Whereas, both parties intend to realize equally the benefits of moving the FVC business to Toshiba's Yokkaichi's facilities; and

     Whereas, the parties desire that the basic concepts of the FVC business will be preserved in the restructured business as reflected in revised definitive agreements.

1.   Transfer of FVC operation and Sale of DSC assets
     ------------------------------------------------

SanDisk agrees that FVC transfers its activities and equipments from DSC to Yokkaichi in the manner and schedule designated by Toshiba (provided Toshiba will attempt to make such transfer as soon as possible), and that Toshiba sells DSC property and assets to a third party acquiror on the basis of the following understanding;

     (a) Toshiba will bear the cost and expense related to the disposal of the following assets of FVC at DSC (so that SanDisk is not financially impacted) and reimburse SanDisk and Toshiba in such manner as mutually agreed upon by SanDisk and Toshiba; (i) install components (approximately *), (ii) CR related assets (approximately *), and (iii) miscellaneous (approximately *).

     (b) Toshiba will bear the transportation and insurance expense related to the transfer of FVC equipments.

     (c) FVC will purchase new install components for hook-up of FVC equipments at Yokkaichi (not to exceed *).

     (d) 50% of the re-start-up cost at Yokkaichi will be borne by SanDisk in such manner as mutually agreed upon by SanDisk and Toshiba (not to exceed *).

     (e) Toshiba will assure that Toshiba will install the NAND Flash manufacturing capacity of no less than * at Yokkaichi after FVC equipment is moved to Yokkaichi. In addition to

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

* INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          50% of the FVC capacity, Toshiba commits to sell SanDisk up to *. Further capacity requirements by SanDisk shall be discussed by the Parties as specified in the current FlashVision LLC agreement.

     (f) Toshiba will rearrange the lease arrangement for FVC equipments (with the principle to continue the existing scheme) and cover the additional cost and fees, if any, relating to such rearrangement. With respect to FlashVision's existing lease facilities with ABN AMRO as Lessor, Toshiba and SanDisk agree that neither FlashVision nor Toshiba nor SanDisk may make an extension request under Section 14.18 of the Participation Agreement of either facility without the prior written approval of both SanDisk and Toshiba.

2.   Wafer Price and Capacity
--   ------------------------

     (a) Prior to commencement of DSC wind down, Q1 2002 DSC wafer pricing shall remain as per existing agreement. Any wafers manufactured by DSC after Q1 2002 will be priced pursuant to paragraph (b), below, as if such wafers had been manufactured by Yokkaichi-FVC.

     (b) After commencement of DSC wind down, SanDisk`s purchase price of Yokkaichi-FVC wafers * will be as follows; For wafers of SanDisk`s demand up to the first *Lot/Month, Toshiba will sell Yokkaichi wafers to FVC at *. FVC will sell those wafers to SanDisk at such Toshiba price plus 50% of *.

               (i) If during the transition from DSC to Yokkaichi * shall be reduced or stopped for a period of time, SanDisk's * will be reduced or stopped accordingly.

     (c)  Prior to commencement of DSC wind down, *.

     (d) After commencement of DSC wind down, for wafers of SanDisk`s demand beyond the first *.

     (e) For the calendar year of 2003 and beyond, the Yokkaichi wafer price will be negotiated in accordance with the same pricing scheme as mentioned above in (b) and (d). With respect to Yokkaichi-FVC pricing, wafer price will be based on equal cost for Toshiba and SanDisk, but the price except for the * of FVC equipments will not be higher than the price 2002. However, if Toshiba (after consultation with SanDisk) makes a capital investment for NAND Flash memory, the wafer price may be higher than the price in calendar 2002 to accommodate the extra cost to Toshiba. *. If SanDisk desires to purchase more than * of NAND
          * in calendar 2003 and beyond, and Toshiba cannot offer such additional capacity at market competitive price, then SanDisk may purchase such additional capacity * . If and after SanDisk purchases such additional capacity from other source, Toshiba can utilize more than * of the total NAND manufacturing capacity notwithstanding the restrictions as defined in the existing agreement.

                                       2

* INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.   Research and Development Expenses.
     ---------------------------------

     (a) For Q1 - Q4 of calendar year 2002, SanDisk's direct research and development payments shall be * for Q1 and * for each Q2, Q3 and Q4.

     (b) For Q1 - Q4 of calendar year 2002, SanDisk's common research and development payments shall be based on * of existing amounts (also including caps) as provided in the current agreements.

     (c) For calendar year 2003 and beyond, SanDisk's common research and development payments shall be mutually negotiated by the parties and shall not exceed calendar 2002 conditions.

4.   *

5.   Other issues
     ------------

SanDisk and Toshiba will discuss in good faith to find mutually agreeable solution for the following issues in a timely manner, provided however that successful conclusion of such discussion is not a precondition for SanDisk`s agreement to transfer FVC`s activities and assets from DSC to Yokkaichi as well as SanDisk`s agreement on Toshiba's sales of DSC property and assets to a third party acquiror as described in 1 above.

     (a)  FVC JV structure

     (b)  FVC lease structure (subject to Paragraph 1 (f), above).

     (c)  2003 and beyond R&D expenses to be shared by SanDisk.

     (d)  Patent Indemnification

6.   Revised Agreements
     ------------------

The parties will use their best efforts to complete revised definitive agreements by end of Q1 `02.



The parties intend that this MOU shall be binding and enforceable.

                                       3

* INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Acknowledged and agreed by:

SanDisk Corporation

By:      /s/ Eli Harari
   ----------------------------------------------

Title:   President
      -------------------------------------------

Date:    December 17, 2001
     --------------------------------------------



Toshiba Corporation

By:      /s/ Takeshi Nakagawa
   ----------------------------------------------

Title:   President and CEO, Semiconductor Company
       ------------------------------------------

Date:    December 17, 2001
     --------------------------------------------

                                       4